Exhibit 10.10

Execution

FIRST AMENDMENT

FIRST AMENDMENT, dated as of January 31, 2023 (this “Agreement”), to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, and as further amended and restated as of June 29, 2022 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents and parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower and the Administrative Agent have jointly identified an obvious error or error or omission of a technical nature in the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent enter into this Agreement to effect certain modifications to the Credit Agreement as described herein (the Credit Agreement, as so modified hereby, the “Amended Credit Agreement”) in order to correct, amend or cure such obvious error or error or omission of a technical nature; and

WHEREAS, Section 9.08(e)(ii) of the Credit Agreement permits the Borrower and the Administrative Agent to amend the provision of the Credit Agreement containing such obvious error or error or omission of a technical nature without the input or consent of any Lender or the Required Lenders;

WHEREAS, the Borrower and the Administrative Agent are willing to amend the Credit Agreement as set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.    Definitions. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

SECTION 2.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date, as follows:

2.1.    Amendment to Section 6.06(m)(ii)(A). Section 6.06(m)(ii)(A) of the Credit Agreement is hereby amended by deleting the amount “$60.0 million” and substituting in lieu thereof the amount “$300.0 million”.

2.2     Amendment to Section 6.05(g). Section 6.05(g) of the Credit Agreement is hereby amended by deleting the reference therein to “Section 2.11(b)” and substituting in lieu thereof the reference to “Section 2.11(a)”.

2.3     Amendment to Section 6.05(dd). Section 6.05(dd) of the Credit Agreement is hereby amended by deleting the reference therein to “Section 2.11(b)” and substituting in lieu thereof the reference to “Section 2.11(a)”.

SECTION 3.    Effectiveness. This Agreement shall become effective as of the date (the “Effective Date”) on which the Borrower and the Administrative Agent shall have executed and delivered this Agreement.

SECTION 4.    [Reserved].

SECTION 5.    Effect of Amendment.

5.1.    Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. It is the intent of the parties hereto, and the parties hereto agree, that this Agreement shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

5.2.    On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 6.    General.

6.1.     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.2.    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the preparation, negotiation and execution of this Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 9.05 of the Amended Credit Agreement.

6.3.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

6.4.    Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC POWER SYSTEMS, INC.

By:
Name:	York A. Ragen
Title:	Chief Financial Officer

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to First Amendment